Exhibit 99(a)(1)(F)

Election Confirmation – Accepted Offer

Date:

Dear [Employee Name],

Your election to exchange certain eligible options for restricted stock units has been recorded as follows:

Original Option								Replacement RSUs
				(1)					(2)	(3)
Option Grant Number	Plan/ Option Type	Option Grant Date	Exercise Price Per Share	Options Outstanding	Options Vested	Options Unvested	Exchange Ratio	RSUs in Exchange	RSUs with 1 Year Vesting Schedule	RSUs with 2 Year Vesting Schedule	Election

Note:	(1)	The number of options outstanding, vested and unvested reflects information through August 31, 2010.
	(2)	The number of RSUs vesting on the one year anniversary of the grant date is equal to 100% of the RSUs received for vested options and 50% of the RSUs received for unvested options.
	(3)	The number of RSUs vesting on the two year anniversary of the grant date is equal to 50% of the RSUs received for unvested options.

If you have submitted your election electronically, we strongly encourage you to print this page and keep it for your records.

If the above is not your intent, we encourage you to log back into the stock option exchange program website to change your election before 9:00 p.m., Pacific Time on August 31, 2010. If you are not able to submit your election electronically via the website as a result of technical failures, such as the website being unavailable or the website not accepting your election, you may submit a paper election form and return it via facsimile to (408) 830-9531 or e-mail at michael.macalintal@siliconimage.com (via PDF or similar imaged document file), before 9:00 p.m., Pacific Time, on or before August 31, 2010. If we extend the offer beyond August 31, 2010, you must change your election before the extended expiration date of the offer. Use the following hyperlink to access the stock option exchange program website: https://siliconimage.equitybenefits.com/.

If you have any questions about the stock option exchange program, please call Thao Dinh, our Global Compensation Manager at (408) 616-4144 or e-mail her at thao.dinh@siliconimage.com.

CONFIDENTIALITY NOTE:

The information transmitted is intended only for the person or entity to which it is addressed and may contain confidential and/or privileged material. Any review, retransmission, dissemination or other use of, or taking of any action in reliance upon, this information by persons or entities other than the intended recipient is prohibited. If you received this in error, please contact the sender and delete the material from any computer.

Election Confirmation – Declined Offer

Date:

Dear [Employee Name],

We show that you have elected not to tender one or more of your eligible options pursuant to Silicon Image’s Offer to Exchange Certain Outstanding Options for Restricted Stock Units.

Original Option								Replacement RSUs
				(1)					(2)	(3)
Option Grant Number	Plan/ Option Type	Option Grant Date	Exercise Price Per Share	Options Outstanding	Options Vested	Options Unvested	Exchange Ratio	RSUs in Exchange	RSUs with 1 Year Vesting Schedule	RSUs with 2 Year Vesting Schedule	Election

Note:	(1)	The number of options outstanding, vested and unvested reflects information through August 31, 2010.
	(2)	The number of RSUs vesting on the one year anniversary of the grant date is equal to 100% of the RSUs received for vested options and 50% of the RSUs received for unvested options.
	(3)	The number of RSUs vesting on the two year anniversary of the grant date is equal to 50% of the RSUs received for unvested options.

Your election not to tender means you decline to exchange your eligible option grant or grants for a certain number of restricted stock units. Any eligible options you hold which you did not elect to exchange for RSUs will remain subject to their original terms.

If the above is not your intent, we encourage you to log back into the stock option exchange program website to change your election before 9:00 p.m., Pacific Time on August 31, 2010. If you are not able to submit your election electronically via the website as a result of technical failures, such as the website being unavailable or the website not accepting your election, you may submit a paper election form and return it via facsimile to (408) 830-9531 or e-mail at michael.macalintal@siliconimage.com (via PDF or similar imaged document file), before 9:00 p.m., Pacific Time, on or before August 31, 2010. If we extend the offer beyond August 31, 2010, you must change your election before the extended expiration date of the offer. Use the following hyperlink to access the stock option exchange program website: https://siliconimage.equitybenefits.com/.

If you have any questions about the exchange program, please call Thao Dinh, our Global Compensation Manager at (408) 616-4144 or e-mail her at thao.dinh@siliconimage.com.

CONFIDENTIALITY NOTE:

The information transmitted is intended only for the person or entity to which it is addressed and may contain confidential and/or privileged material. Any review, retransmission, dissemination or other use of, or taking of any action in reliance upon, this information by persons or entities other than the intended recipient is prohibited. If you received this in error, please contact the sender and delete the material from any computer.